Exhibit 10(r)

05/06/03

TCF FINANCIAL CORPORATION

TCF DIRECTORS DEFERRED COMPENSATION PLAN

(Amended and Restated effective as of June 1, 2003)

i

TCF DIRECTORS DEFERRED COMPENSATION PLAN

(Amended and Restated effective as of June 1, 2003)

This is an amendment and restatement of the TCF Directors Deferred Compensation Plan (the “Plan”) previously in effect for directors of TCF Financial Corporation (“TCF Financial”) and TCF National Bank (“TCF Bank”).  Except as may be specifically stated otherwise herein, all provisions of this restatement are effective as of June 1, 2003.

1.                                      Deferral of  Stock or Fees.

a.                                       From time to time eligible directors (“Directors”) of TCF Financial or TCF Bank (each such corporation being referred to hereinafter as the “Company”) may, by written notice, elect to have payment of all or a portion of their directors’ fees for the next succeeding calendar year, and/or all or a portion of any grant of shares of common stock of TCF Financial (“TCF Stock”) to the Director made on or after such election deferred as hereinafter provided.  Each such deferral of fees or TCF Stock shall be (and is hereinafter referred to as) a “Deferred Amount.”  Notwithstanding the foregoing, however, a Director may not elect to defer any portion of fees or TCF Stock unless such Director’s deferrals with respect to such year are in round percentage increments of 10%.

b.                                      Any elections with respect to Deferred Amounts of fees or TCF Stock shall be exercised in writing by the Director prior to the latest to occur of the following:  (i)  the beginning of the calendar year for which the fees are to be earned; (ii) such Director’s first day of board service in that year; (iii) the thirty-first day following the date the Director first becomes eligible to participate in the Plan; provided that, an election made after the first day of a calendar year shall only apply to fees earned after the date of the election.  Notwithstanding the foregoing, in the case of Directors who file reports of their TCF Stock ownership on Form 4 with the Securities and Exchange Commission, the election shall be no later than the date specified in the preceding sentence or, if earlier, six months prior to the date on which any fees deferred by the Director are invested in TCF Stock and that in the case of deferral of grants of TCF Stock, the election shall be made no later than the date specified in the preceding sentence or, if earlier, the effective date of the grant of TCF Stock.  An election of Deferred Amounts, once made, is irrevocable, except as provided in Section 6 hereof. An election of Deferred Amounts, once made, shall continue to be effective for succeeding calendar years until revoked by the Director by written request to the Secretary of TCF Financial  prior to the beginning of a calendar year for which fees would otherwise be deferred.

c.                                       Deferred Amounts shall be subject to the rules set forth in this document, and each Director shall have the right to receive cash payments on account of previously Deferred Amounts only in the amounts and under the circumstances hereinafter set forth.

d.                                      Directors eligible to participate in this Plan are non-employee Directors of TCF Financial, TCF Bank or any other insured institution subsidiary of TCF Financial from time to time.  Eligibility shall be determined annually as of the latest practicable date prior to the commencement of each new calendar year.  In the event a Director ceases to be eligible for this Plan during the course of a calendar year, the Director’s eligibility shall nevertheless continue through the end of that calendar year with respect to fees earned prior to cessation of service.

2.                                      Administrative Committee.  Full power and authority to construe, interpret, and administer this document, shall be vested in the Administrative Committee (the “Committee”) of the Board of Directors of TCF Financial, which shall consist of such members of the Compensation/Nominating/Corporate Governance Committee of the Board of Directors who qualify from time to time as non-employee or independent directors under Rule 16b-3 of the Securities and Exchange Commission.  The Committee shall have full power and authority to make each determination provided for in this document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan as are consistent with the terms of this Plan.  Notwithstanding anything in this Section 2 to the contrary, no action or determination made or taken by the Committee, and no action or determination by the Committee affecting the amount payable under this Plan to a participant or beneficiary, shall be entitled to any deference by a reviewing court (i.e., judicial review of any such actions or determinations shall be de novo).

3.                                      Deferred Compensation Accounts.  Each Company shall establish on its books a separate account (“Account”) for each of its Directors who becomes a participant in this Plan, and each such Account shall be maintained as follows:

a.                                       Each Account shall be credited with the Deferred Amounts elected by the Director for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Director.

b.                                      The value of a Director’s Account is to be measured by the value of and income from TCF Stock, in which all Deferred Amounts shall be deemed to be invested, however such value is merely a measuring device to determine the payments to be made to each Director hereunder.  Each Director, and each other recipient of a Director’s Deferred Amounts pursuant to Section 7, shall be and remain an unsecured general creditor of the Company on whose board the Director serves with respect to any payments due and owing to such Director hereunder.  If a Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for a Director’s Account, either directly or through the trust described in Section 4, such investments shall be solely for the Company’s or such trust’s own account, and the Directors shall have no right, title or interest therein.

4.                                      Trust.  TCF Financial has established a trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of Deferred Amounts.  The trust provides for separate accounts in the name of each Director who has elected a Deferred Amount.  Each Company shall contribute to the trust such amounts as are necessary to keep the separate accounts maintained for that Company’s Directors sufficient at all times to pay in full all benefits payable under the Plan with respect to such Company’s Directors, including, without limitation, any liquidated damages payable to such Company’s Directors pursuant to Section 9.f.  In addition:

a.                                       TCF Financial may, in its sole discretion, require the Companies to contribute additional amounts, which TCF Financial may direct the Trustee not to credit to an account for any Director, but instead to a general account for the payment of Plan expenses; and

b.                                      within ten (10) business days following the occurrence of a Change in Control, the Companies shall contribute an amount equal to 300% of the aggregate expenses incurred by the Companies and the Trustee in administering the Plan and the trust described in this Section 4 during the last full calendar year immediately preceding the occurrence of the Change in Control, which amount shall also be credited to a general account for the payment of Plan expenses.  If the aggregate expenses that were incurred by the Companies and the Trustee in administering the Plan and the trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.

The assets of the trust shall be invested in accordance with the provisions of the agreement or agreements pursuant to which the trust is maintained, which agreement(s) shall be consistent with the terms of this Plan.  The trustee of the trust (“Trustee”) shall be a corporate trustee independent of the Companies.  The trust assets shall remain subject to the claims of the Companies’ general creditors.

5.                                      Payment of Deferred Amounts.

a.                                       On or about the 30th day following a Director’s termination of service on all boards of directors of the Companies, the balance credited to the Director’s Account shall be paid in one single distribution of TCF Stock or in annual installment distributions of TCF Stock over the number of years directed by the Director in an election made by the Director, provided that such election is in writing and is executed and delivered to the Committee or the Secretary, on behalf of the Committee, no later than one year before such Director’s termination of service.

b.                                      The first payment under Section 5.a. shall be paid on a date selected by the Committee which is no later than 30 days after the date on which the Committee’s direction as to the form and timing of distributions is made.  Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.

c.                                       Each payment shall be made in the form of TCF Stock, and each annual installment payment shall be equal to the number of shares credited to the Director’s Account as of the first day of the calendar month in which the installment is paid multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid, including the current installment.

d.                                      For purposes of this section, a Director’s service on the board is considered to terminate as of the date which is the later of (i) Director’s last date of service for the Company as a director, or (ii) the Director’s last date of service on the board of directors of any Company.

e.                                       In the event installment payments commence and any installments are unpaid at the time of a Director’s death, the payments shall be made at the times and in such amounts as if the Director were living to the persons specified in Section 7.a.

f.                                         For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial’s then outstanding securities (for purposes of this clause (i), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities); or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.  The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated.

g.                                      Notwithstanding any other provision of this Section 5 or any payment schedule directed by a Director pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director’s Deferred Amounts or Plan Account which have not actually been distributed to the Director, or that part or all of a separate account that has been established for the Director under a trust described in Section 4, is nevertheless required to be included in the Director’s gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Director in a lump sum distribution in the form of TCF Stock as soon as practicable after such determination without any action or approval by the Committee.  A “final determination” of the Internal Revenue Service for purposes of this Section 5.h. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director does not appeal within the time prescribed for appeals.

h.                                      Notwithstanding the foregoing, if a Director’s balance in the Plan is less than $15,000 at the time of the Director’s termination of service, then such account shall be distributed to the Director in a lump sum payment (in the form of TCF Stock except for cash for a fractional share) no later than 30 days after the Director’s termination of service.

6.                                      Emergency Payments.  In the event of an “unforeseeable emergency” as determined hereafter, the Committee may determine the shares distributable under Section 5 hereof and distribute all or a part of such shares without regard to the distribution dates provided in Section 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Director (or his beneficiary) occasioned by severe financial hardship.  For the purposes of this Section 6, an “unforeseeable emergency” is a severe financial hardship to the Director resulting from a sudden and unexpected illness or accident of the Director or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Director or beneficiary, loss of the Director’s or beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director or beneficiary.  Payments shall not be made pursuant to this Section 6 to the extent that such hardship is or may be relieved:  (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Director’s or beneficiary’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Director’s deferrals under the Plan.  Such action shall be taken only if the Director (or the Director’s legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the distribution, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.

7.                                      Method of Payments.

a.                                       In the event of Director’s death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Director and received by the Committee prior to Director’s death, or if Director fails to so name any person, the amounts shall be paid to Director’s estate or the appropriate distributee thereof.  The Committee, the Company, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

b.                                      Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

i.                                          directly to such incompetent person,

ii.                                       to the legal representative of such incompetent person, or

iii.                                    to some near relative of the incompetent person to be used for the latter’s benefit.

c.                                       Except as otherwise provided in  Sections 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the participant or the participant’s beneficiary.

d.                                      All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Companies, except to the extent that such payments are made out of the trust described in Section 4.  The Plan is a mere promise by the Companies to pay benefits in the future and it is the intention of the parties that it be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”)).

e.                                       Unless commenced earlier at the direction of the Committee or suspended due to a Company’s Insolvency, payments from the trust described in Section 4 shall be commenced by the Trustee (without the need for further instructions from the Committee) in accordance with the most recent payment instructions provided by the Committee after the Trustee (i) acquires actual knowledge of the occurrence of an event that requires payment to commence (a “payment event”), (ii) is notified by the Committee that a payment event has occurred, (iii) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5.g. of this Plan, or (iv) in the case of a participant’s termination of employment, is notified in writing by the participant that the participant’s termination of employment has occurred.  The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee.  Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination.  If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall commence payment of accounts (that are not payable earlier) in the manner required upon the occurrence of a Change in Control.

f.                                         Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan.  The Trustee shall have no obligation to perform such a review and consider such a determination until after (i) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (ii) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (iii) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond.  Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.

8.                                      Claims Procedures.

a.                                       If a claim for benefits made by any person (the “Applicant”) is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which:  (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

b.                                      Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested:  (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

c.                                       Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

9.                                      Miscellaneous.

a.                                       Except as limited by Section 7.c. and except that a Director shall have a continuing power to designate a new recipient in the event of Director’s death at any time prior to such death without the consent or approval of any person theretofore named as Director’s recipient by an instrument meeting the requirements of Section 7.a., this document shall be binding upon and inure to the benefit of each Company, Director, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

b.                                      Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail, return receipt requested.  Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

c.                                       Nothing in this document shall interfere with the rights of any Director to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.

d.                                      Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company, its board, committees or shareholders, to remove the Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the board of directors of such Company.

e.                                       Amounts that are paid more than 30 days after the later of the date on which they are due according to the terms of this Plan or the date on which a written claim for such amounts is received by the Committee shall incur interest at the rate of fifteen percent per annum (eighteen percent per annum if the payment occurs after a Change in Control) from the date as of which payment was due.  In addition, if all or any portion of the distribution is payable in the form of TCF Financial stock, and the value of such stock at the time of distribution is less than its value on the date as of which payment was due, the payee shall be entitled to liquidated damages equal to 100% (120% if the payment occurs after a Change in Control) of the aggregate difference in value between the value of the distributed shares on the date their distribution was due (without regard to the 30-day grace period) and the value of the distributed shares on the actual date of distribution.

f.                                         Any costs or attorneys’ fees incurred by a participant or beneficiary in connection with the collection of benefits that were not timely paid under this Plan shall be reimbursed by the Companies.

g.                                      Notwithstanding anything in this Plan to the contrary, effective January 1, 2003, if the beneficiary of a participant is not the participant’s spouse, the payment to that beneficiary shall be made in the form of an immediate lump sum distribution of the entire portion of the participant’s account payable to that beneficiary, without regard to any outstanding installment payment election.

10.                               Rule 16b-3.  This Plan is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 of the Securities and Exchange Commission.  Notwithstanding anything in this Plan to the contrary, for a director who is subject to liability under Section 16 of the Securities and Exchange Act of 1934, the following special provisions apply:

a.                                       Any election of Deferred Amounts of stock or fees under Section 1.b. shall be exercised in writing by the Director and filed with the Committee no later than the date prior to the date the stock grant is awarded or the first date on which fees, part or all of which is to become a Deferred Amount, begin to be earned.  Deferred Amounts of fees, to the extent they are forwarded to the Trustee, shall be so forwarded on or immediately after the date on which the fees would otherwise be paid and shall be deemed to be invested in TCF Stock on the same date and for the same purchase price as the Trustee actually purchases such Stock.  The Trustee shall purchase such Stock as soon as practicable after the fees payment date for which the Deferred Amount is received, and in any event no later than two weeks after such date, with the exact date and purchase terms to be determined by a stock broker or other investment professional on the basis of such person’s judgment as to the best available purchase price for the Plan and Trust.  If Deferred Amounts are not forwarded to the Trustee, the deferred fees shall be deemed to be invested in TCF Stock at the average of the high and low sales prices for such Stock on the date the fees would otherwise be paid.

b.                                      In the event of one or more distributions to a Director subject to this Section under Section 5 of this Plan, all such distributions shall consist of whole shares of TCF Stock, plus cash for any fractional share.

c.                                       In the case of a Director subject to this Section, for purposes of an emergency payout resulting in distribution of TCF Stock, the TCF Stock shall be distributed in kind, plus cash for any fractional share.

11.                               Registration; NYSE Listing.  TCF Financial may, in its discretion, register the shares of TCF Stock subject to this Plan under the Securities Act of 1933 and any other applicable provisions of State or Federal law, and may enter into a listing agreement for such shares with the New York Stock Exchange, if such actions are deemed necessary or advisable by TCF Financial in order to provide directors with freely marketable shares.  However, nothing herein shall be deemed to require any such registration or listing.

12.                               Accounts in the Prior Plan.  A Director with an account balance in the Director Fee Deferral Plan (the “Prior Plan”) as of December 31, 1994 may elect to have such balance invested in TCF Stock and may consent to contributions to the Trust for such deemed investment in TCF Stock, provided that the election is made no later than December 31, 1994 and that the resulting investment in TCF Stock occurs no sooner than six months after such election, if the Director is subject to reporting requirements under section 16(a) of the Securities Exchange Act of 1934.  If a Director does not elect to transfer the Prior Plan account balance into TCF Stock, such account balance shall continue to be deemed to be invested in the “treasury bill rate” set forth in the Prior Plan.

13.                               Termination or Amendment.  This Plan may be amended at any time and from time to time upon the approval of the Board of Directors of TCF Financial; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former Directors but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan.  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting participants and beneficiaries shall be transferred to a separate plan that is identical to this Plan in all respects except that it may include the proposed amendment.  The Board of Directors may terminate this Plan in its discretion, except that any such termination shall require the written consent of all participants, all participants who are former Directors but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan, unless it is an automatic termination of the Plan under Section 5.h. hereof.  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed termination of the Plan, the Plan shall terminate as to the consenting participants and beneficiaries and shall continue in effect for the participants and beneficiaries who do not consent.

APPENDIX RE: IRS NOTICE 2000-56

Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Company for the benefit of Directors or service providers of TCF Financial or such Company are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Company.  In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Company from which benefits are due to a participant or beneficiary under the terms of the Plan.  Nothing in this Appendix, however, shall relieve any Company of its obligation to pay any benefits due from the Company to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, any TCF Financial stock or other assets not transferred to a Company’s Directors or their beneficiaries will revert to TCF Financial upon termination of the Trust.